Exhibit 4.13

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                               EP MEDSYSTEMS, INC.

           WARRANT FOR THE PURCHASE OF 100,000 SHARES OF COMMON STOCK

Warrant No. EP2001A-1                      This Warrant Expires on July 20, 2006

      This is to certify that, FOR VALUE RECEIVED, REINHARD SCHMIDT (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from EP MEDSYSTEMS, INC., a New Jersey corporation (the "Company"), 100,000 fully paid, validly issued and nonassessable shares of common stock, no par value, $.001 stated value per share, of the Company (the "Common Stock") at an exercise price of $2.75 per share upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M. on July 20, 2006, Eastern Standard Time (the "Exercise Period").

      The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

      1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part, during the Exercise Period by the presentation and surrender of this Warrant to the Company at 100 Stierli Court, Suite 107, Mount Arlington, New Jersey 07856,
Attention: Chief Executive Officer, or at such other place as is designated in writing by the Company, with the purchase form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. The Exercise Price may be paid by bank check or wire transfer. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to


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the Holder a certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

      2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

      3. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Weighted Market Price of one share of Common Stock.

      4. ANTIDILUTION PROVISIONS. In the event the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization or is converted into or exchanged for other securities as a result of a merger, consolidation or reorganization in which the Company is the surviving corporation, appropriate adjustments shall be made in the terms of this Warrant, or additional warrants shall be granted to the Holder as shall be equitable and appropriate, or an adjustment in the number and class of shares allocated to, and the Exercise Price of, this Warrant shall likewise be made.

      5. CERTAIN EXTRAORDINARY TRANSACTIONS. In the event the Common Stock is exchanged for securities, cash or other property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Company is not the surviving corporation, the dissolution or liquidation of the Company, or the sale of all or substantially all the assets of the Company, the Board of Directors of the Company or the board of directors of any successor corporation or entity may, in its discretion, as to the unexercised portion of this Warrant, (a) provide for payment of an amount equal to the excess of the fair market value of the Warrant Shares, as determined by the Board of Directors of the Company or such board, over the Exercise Price of such Warrant Shares as of the date of the transaction, in exchange for the surrender of the right to exercise this Warrant, or (b) provide for the assumption of this Warrant, or the substitution therefor of new warrants, by the successor corporation or entity.

      6. LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor and date.

      7. NO RIGHTS AS SHAREHOLDER. The Holder shall not, as holder of this Warrant, be entitled to vote, if applicable, or to receive dividends or to be deemed the holder of


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

Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or, if applicable, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised the Warrant and been issued the Warrant Shares in accordance with the provisions hereof.

      8. NON-TRANSFERABILITY. Neither this Warrant nor any Warrant Shares shall be registered under the Securities Act of 1933, as amended, and applicable state securities laws. Therefore, the Company shall require, as a condition of allowing the transfer or exchange of this Warrant or such Warrant Shares, that the Holder of this Warrant or such Warrant Shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such transfer or exchange will be exempt from the registration and prospectus delivery requirements under the Securities Act of 1933, as amended, and applicable state securities laws. The certificates evidencing the Warrant Shares shall bear a legend to the effect that the Warrant Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws and are, therefore, subject to restrictions on transfer.

      9. INVESTMENT REPRESENTATIONS AND WARRANTIES. The Holder hereby represents and warrants to the Company that (a) he has knowledge and experience in financial and business matters sufficient to enable him to evaluate the merits and risks of an investment in the Company; (b) he has assets sufficient to enable him to bear the economic risk of its investment in this Warrant and the Warrant Shares and is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended; (c) he is acquiring this Warrant and, upon exercise, will acquire the Warrant Shares, for his own account, and not with a view to, or for sale in connection with, any distribution thereof; (d) he or his representatives have received from the Company such information with respect to the Company as he has deemed necessary and relevant in connection with this Warrant and the Warrant Shares and he has had the opportunity, directly or through such representatives, to ask questions of and receive answers from persons acting on behalf of the Company necessary to verify the information so obtained; and (e) he has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with this Warrant and the Warrant Shares.

      10. GOVERNING LAW. This Agreement and all amendments, modifications, alterations, or supplements hereto shall be construed under and governed by the laws of the State of New Jersey and the United States of America, without regard to the principles of conflicts of law thereof.

      11. MISCELLANEOUS. Except as provided in Sections 4 and 5 hereof, this Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      12. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 P.M. Eastern Standard Time on July 20, 2006.

      This Warrant is executed as of the date and year first written above.

Witness:                                          EP MEDYSTEMS, INC.


s/ Joseph M. Turner                               By: s/ David A. Jenkins
                                                  Name:  David A. Jenkins
                                                  Title: Chief Executive Officer


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

                              ELECTION TO EXERCISE

      The undersigned hereby exercises its rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

         _________________________________________________

         _________________________________________________

         _________________________________________________
         (Print Name, Address and Social Security or Tax Identification Number)

      and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

         _________________________________________________

         _________________________________________________

         _________________________________________________
         (Print Name, Address and Social Security or Tax Identification Number)

                                    Name of Holder
                                    ______________________________

Dated:_____________                 ______________________________
Signature
                                                  ______________________________
                                                  Print Name
                                                  ______________________________
                                                  Title (if entity)

                                                  Address:______________________
                                                  ______________________________
                                                  ______________________________
Signature Guarantee


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